PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference the 11th day of April, 2008

BETWEEN:    MinQuest Inc

                       4235 Christy Way

                       Reno Nevada, 89519

(the “Vendor”)

    OF THE FIRST PART

AND:

ELAN DEVELOPMENT, INC.

           a Nevada corporation with its registered address at

                      Suite 880, 50 West Liberty Drive

                      Reno, Nevada  89501

(“ELAN”)

OF SECOND PART

WHEREAS:

A.

The Vendor is the owner of an undivided 100% right, title and interest in and to mineral claims described in this Agreement;

B.

Elan wishes to acquire the purchase to acquire a 100% interest in the Vendor’s property (the EXCALIBUR Property) on the terms and subject to the conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS

1.1

In this Agreement, the following terms will have the meaning set forth below:

(A)

"Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

(B)

"Property" means and includes:

(i)

all rights and appurtenances pertaining to the mining claims listed in Schedule A, including all water and water rights, rights of way, and easements, both recorded and unrecorded, to which the Vendor is entitled;

(A)

"Property Expenditures” means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

(i)

the cost of entering upon, surveying, prospecting and drilling on the Property;

(ii)

the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

(iii)

the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

(iv)

the cost of construction and maintenance of camps required for Exploration and Development;

(v)

the cost of transporting persons, supplies, machinery and equipment in connection with Exploration and Development;

(vi)

all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

(vii)

all costs of consulting and other engineering services including report preparation;

(viii)

the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

(ix)

all costs of searching for, digging, working, sampling, transporting, mining and procuring diamonds, other minerals, ores, and metals from and out of the Property;

2. PURCHASE

2.1 The Vendor hereby grants to Elan the exclusive right and purchase to acquire an undivided 100% right, title and interest in and to the Property, with a 3% Net Smelter Return Royalty, (See Schedule D) in favour of MinQuest for an aggregate total of 97% (the “Purchase”) for total consideration consisting of cash payments to the Vendor totalling $100,000USD, stock options totalling 200,000 shares, and property expenditures totalling $275,000USD, as set out in Schedule B; and to reimburse all holding costs set out in Schedule C.

2.2 Upon making the cash payments, Property Expenditures, and Stock options as specified in Paragraph 2.1, Elan shall have acquired an undivided  net 97%% right, title and interest in and to the Property..

2.3 Elan at its option may buy back 50% of the NSR (Net Smelter Royalty) from the Vendor for the sum of $2,000,000 USD.

3. TRANSFER OF TITLE

3.1 Upon execution of this Agreement, Elan shall be entitled to record this Agreement against title to the Property.

3.2 Upon making the cash payments, Property Expenditures, and Stock options as specified in Paragraph 2.1, the Vendor shall deliver to Elan a duly executed bill of sale or quit claim deed and such other executed documents of transfer as required, in the opinion of Elan's lawyers, for the transfer of an undivided 97% interest in the Property to Elan.

4. RIGHT OF ENTRY

4.1 During the currency of this Agreement, Elan, its servants, agents and workmen and any persons duly authorised by Elan, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as Elan in its sole discretion may deem advisable for the purpose of incurring Property Expenditures as contemplated by Section 2, and shall have the right to remove and ship there from ores, minerals, metals, or other products recovered in any manner there from.

5. COVENANTS OF ELAN

5.1               Elan covenants and agrees that:

(A)

during the term of this Agreement, Elan shall keep the Property clear of all liens, encumbrances and other charges and shall keep the Vendor indemnified in respect thereof;

(B)

Elan shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable governmental regulations and restrictions including but not limited to the posting of any reclamation bonds as may be required by any governmental regulations or regulatory authorities;

(C)

during the term of the purchase herein, Elan shall pay or cause to be paid any rates, taxes, duties, royalties, workers’ compensation or other assessments or fees levied with respect to its operations thereon and in particular Elan shall pay the yearly claim maintenance payments necessary to both federal and county agencies to maintain the claims in good standing. If Elan holds the property beyond June 1st of any year Elan will be responsible for paying claim maintenance fees for that year;

(D)

Elan shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of the Vendor;

(E)

Elan shall allow any duly authorised agent or representative of the Vendor to inspect the Property at reasonable times and intervals and upon reasonable notice given to Elan, provided however, that it is agreed and understood that any such agent or representative shall be at his own risk in respect of, and Elan shall not be liable for, any injury incurred while on the Property, howsoever caused;

(F)

Elan shall allow the Vendor access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by Elan in connection with its operations on the Property;

(G)

Elan shall indemnify and save the Vendor harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of Elan on the Property, including any liability of an environmental nature.

6. REPRESENTATIONS AND WARRANTIES

6.1            The Vendor hereby represents and warrants that:

(A)

the Property is in good standing with all regulatory authorities having jurisdictions and all required claim maintenance payments have been made;

(B)

it has not done anything whereby the mineral claims comprising the Property may be in any way encumbered;

(C)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(D)

the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

6.2            Elan hereby represents and warrants that:

(A)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with its charter documents or any contract or other commitment to which it is party; and

(B)

the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its Board of Directors.

7.  ASSIGNMENT

7.1   With the consent of the other party, which consent shall not be unreasonably withheld, Elan and the Vendor have the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement.  It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

8.  CONFIDENTIALITY OF INFORMATION

8.1   Each of Elan and the Vendor shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company or as directed by a court of law.

9. TERMINATION

9.1 Until such time as Elan has acquired an undivided 100% interest in the Property pursuant to Section 2, this Agreement shall terminate upon any of the following events:

(A)

upon the failure of Elan to make  payment within the time limits prescribed by Paragraph 2.1;

(B)

in the event that Elan, not being at the time in default under any provision of this Agreement, gives 30 day’s written notice to the Vendor of the termination of this Agreement;

(C)

in the event that Elan shall fail to comply with any of its obligations hereunder, other than the obligations contained in Paragraph 2.1, and subject to Paragraph 11.1,  and within 30 days of receipt by Elan of written notice from the Vendor of such default, Elan has not:

(i)

cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

9.2  Upon termination of this Agreement under Paragraph 10.1, Elan shall:

(A)

transfer any interest in title to the Property, in good standing to the Vendor free and clear of all liens, charges, and encumbrances;

(B)

turn over to the Vendor copies of all maps, reports, sample results, contracts and other data and documentation in the possession of Elan or, to the extent within Elan’s control, in the possession of its agents, employees or  independent contractors, in connection with its operations on the Property; and

(C)

ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

Upon the termination of this Agreement under Paragraph 10.1, Elan shall cease to be liable to the Vendor in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed, including those obligations in Paragraph 2.1.

Upon termination of this Agreement, Elan shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10. FORCE  MAJEURE

10.1 The time for performance of any act or any expenditure required under this Agreement except fees to federal and county authorities to keep the claims in good standing, shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances

11. REGULATORY APPROVAL

11.1 If this Agreement is subject to the prior approval of any securities regulatory bodies, then the parties shall use their best efforts to obtain such regulatory approvals.

12.   NOTICES

12.1  Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

In the case of the Vendor:

MinQuest Inc

                                           4235 Christy Way

                                          Reno Nevada, 89519

In the case of Elan:  Elan Development, Inc.

 Suite 880, 50 West Liberty Drive

 Reno, Nevada, USA 89501

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof.  Any party may from time to time by notice in writing change its address for the purposes of this Paragraph 13.1.

13. GENERAL TERMS AND CONDITIONS

13.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

13.2 This Agreement shall constitute the entire agreement between the parties with respect to the Property.  No representations or inducements have been made save as herein set forth.  No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.  This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

13.3   Time shall be of the essence of this Agreement.

13.4   The applicable law for the purposes of this agreement shall be that of the State Of Nevada

13.5 The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

13.6 Unless otherwise noted, all currency references contained in this Agreement shall be deemed to be references to United States funds.

13.7 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.8 The Schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

13.9 Defined terms contained in this Agreement shall have the same meanings where used in the Schedules.

13.10 This Agreement shall be governed by and interpreted in accordance with the laws of the state of Nevada applicable therein.

13.11 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

MinQuest Inc

by its authorized signatory

___/s/ Richard Kern_________________

Signature of Authorized Signatory

__Richard Kern____________________

Name of Authorized Signatory

___President_____________________

Position of Authorized Signatory

ELAN DEVELOPMENT INC.

by its authorized signatory:

____/s/ Colleen Ewanchuk_______

Signature of Authorized Signatory

__ Colleen Ewanchuk___________

Name of Authorized Signatory

__Secretary, Treasurer__________

Position of Authorized Signatory

SCHEDULE “A”

                                          EXCALIBUR PROPERTY DESCRIPTION

 Sections 18 and 19, T5N, R34E, MDB&M, MINERALCOUNTY NEVADA USA

List of Claims

CLAIM NUMBERS UNITS	TOWNSHIP/AREA	CURRENT EXPIRY DATE
MM 1 NMC #887042 MM 2 NMC #887043 MM 3 NMC #887044 MM 4 NMC #887045 MM 5 NMC #887046 MM 6 NMC #887047 MM 7 NMC #887048 MM 8 NMC #887049	MINERAL COUNTY

                                                            SCHEDULE B

           At signing, Elan paying the sum of $20,000 USD to the Vendor by way of cash,  and reimburse all holding costs and expenses of location of mining claims, such expenses to be identified in Schedule “C”;

(a)

On or before the First Anniversary

(i)        Elan incurring Expenditures of $50,000 USD on the

property;

(ii)

 Elan paying $20,000 USD and issuing 50,000 shares of stock options based on “Fair Market Price” to the Vendor;

(b)

On or before Second Anniversary

(i)

 Elan incurring Expenditures of $50,000 USD on the

Property in addition to the expenditures referred to in clause

(b)(i);

(ii)

 Elan paying $20,000 U.S and issuing 50,000 shares of stock options based on “Fair Market Price” to the Vendor;

(c)

On or before Third Anniversary

(i)

Elan incurring Expenditures of $75,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i) and (c)(i) hereof; and

(ii)

Elan paying $20,000 USD and issuing 50,000 shares of stock options based on “Fair Market Price” to the Vendor;

(d)

On or before Fourth Anniversary

                          (i)

Elan incurring Expenditures of $100,000 USD on the

Property in addition to the expenditures referred to in clauses

(b)(i) and (c)(i) hereof; and

(ii)

Elan paying $20,000 USD and issuing 50,000 shares of stock options based on “Fair Market Price” to the Vendor;

                                                                  SCHEDULE C

Claims Expenses - 8 claims @ $100/claim

   $800.00

BLM+ County Filing Fees first year $205x8

$1,640.00

Annual fees BLM & County 2005 thru 2007 $134x8x3

 $3,216.00

Total

            $5,656.00

                                                                 SCHEDULE D

“Net Smelter Return” shall mean the aggregate proceeds received by Elan from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced by and from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(a)

The cost of transportation of the ore, concentrates or metals from the Property to such smelter or other purchaser, including related insurance;

(b)

Smelting and refining charges including penalties; and

 Elan shall reserve and pay to the Vendor a NSR equal to three (3%) percent of Net Smelter Return.

Payment of NSR payable to the Vendor hereunder shall be made quarterly within thirty

(30) days after the end of each calendar quarter during which  Elan receives

Net Smelter Returns in USD dollars or in kind bullion at the discretion of the Vendor.

Within (60) days after the end of each calendar quarter for which the NSR for such year shall be audited by  Elan and any adjustments in the payments of NSR to the Vendor shall be made forthwith after completion of the audit. All payments of

NSR to the Vendor for a calendar year shall be deemed final and in full satisfaction of all obligations of Elan in respect thereof if such payments or the calculations thereof are not disputed by the Vendor of the same audited statement.  Elan shall maintain accurate records relevant to the determination of the NSR and theVendor or its authorized agent, shall be permitted the right to examine such records at all reasonable times.